UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 18, 2006
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)

Georgia	1-12080	58-1550675
Georgia	0-28226	58-2053632

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

4401 Northside Parkway, Suite 800, Atlanta,		30327

Georgia
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 846-5000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 18, 2006, the Executive Compensation and Management Development Committee of the Board of Directors of Post Properties, Inc. (“Post”) approved grants of options (“Options”) to purchase shares of common stock of Post and stock appreciation rights (“SARs”) as part of such Options to certain officers, key employees and one of our directors under the 2003 Incentive Stock Plan pursuant to new forms of Stock Option and Stock Appreciation Right Certificates.
     Each certificate for a grant will include the price at which an Option may be exercised for a share of Post’s common stock, which will also be the value assigned to each share of common stock for purposes of measuring the appreciation in the fair market value for each of the SARs. The certificate sets forth the period during which Options and SARs become exercisable as follows: the grantee may exercise the first one-third of the shares of common stock underlying the grant only if he or she remains employed by Post or remains a member of the Board (as applicable) through the first anniversary of the grant date; the second one-third of the shares of common stock underlying the grant only if he or she remains employed by Post or remains a member of the Board (as applicable) through the second anniversary of the grant date; and the balance of the whole number of shares of common stock underlying the grant only if he or she remains employed by Post or remains a member of the Board (as applicable) through the third anniversary of the grant date. Each grant will expire and will not be exercisable for any reason on or after the 10th anniversary of the date of the grant. Post may also issue grants from time-to-time with shorter or longer vesting periods.
     The form certificate for officers and key employees also provides that if the grantee is terminated for cause, the grant will terminate. If the grantee dies, becomes disabled or retires (after reaching age 60), then the grantee will be deemed to have been employed by Post through the third anniversary of the grant date and the grant will terminate on the earlier of the first anniversary of the date of termination or the 10th anniversary of the grant date. If the grantee is terminated other than for cause, death, disability or retirement, then the grant will terminate on the earlier of the first anniversary of the date of termination or the 10th anniversary of the grant date.
     The form of Non-Incentive Stock Option and Stock Appreciation Right Certificate for Officers and Key Employees is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.
     The form certificate for directors also provides that if the grantee’s status as a member of the Board terminates before a change in control as a result of his or her failure to be nominated for election, his or her failure to be elected or, if he or she had been Chairman of the Board, his or her resignation following his or her failure to be elected as Chairman of the Board, after he or she has affirmatively and in good faith sought such nomination or election, then the grantee will be deemed to have been a member of the Board through the third anniversary of the grant date and the grant will terminate on the earlier of the second anniversary of the date his or her status as a member of the board terminates or the 10th anniversary of the grant date. If the grantee’s status as a member of the Board terminates on or after a change in control as a result of his or her failure to be nominated for election, his or her failure to be elected or, if he or she had been Chairman of the Board, his or her resignation following his or her failure to be elected as Chairman of the Board, at the first opportunity to be so nominated or elected following the change in control, then the grantee will be deemed to have been a member of the Board through the third anniversary of the grant date and the grant will terminate on the 10th anniversary of the grant date. If the grantee dies or becomes disabled, then the grantee will be deemed to have been a member of the Board through the third anniversary of the grant date and the grant will terminate on the earlier of the first anniversary of the date his status as a member of the Board so terminates or the 10th anniversary of the grant date. If the grantee reaches age 72 and there is no interruption between the grant date and the date the grantee reaches age 72, then the grantee will be deemed to have been a member of the Board through the third anniversary of the grant date and the grant will expire on the 10th anniversary of the grant date. If the grantee’s status as a member of the Board terminates for any reason other than death, disability or failure to be nominated, failure to be elected or, if he or she had been Chairman of the Board, his or her resignation following his or her failure to be elected as Chairman of the Board either before, on or after a change in control, then the grant will terminate on the earlier of the first anniversary of the date his or her status as a member of the board terminates or the 10th anniversary of the grant date.
     The form of Non-Incentive Stock Option and Stock Appreciation Right Certificate for Directors is attached hereto as Exhibit 10.2 and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.

Item 10.1	Post Properties, Inc. 2003 Stock Option Plan Non-Incentive Stock Option and Stock Appreciation Right Certificate for Officers and Key Employees

Item 10.2	Post Properties, Inc. 2003 Stock Option Plan Non-Incentive Stock Option and Stock Appreciation Right Certificate for Directors

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.
Date: January 23, 2006	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.

Date: January 23, 2006	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert

David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Post Properties, Inc. 2003 Stock Option Plan Non-Incentive Stock Option and Stock Appreciation Right Certificate for Officers and Key Employees.

10.2	Post Properties, Inc. 2003 Stock Option Plan Non-Incentive Stock Option and Stock Appreciation Right Certificate for Directors.